UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

June 6, 2013

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01	Entry into a Material Definitive Agreement.

In connection with the election of Scott P. Callahan and Darryl L. Lewis as directors of Universal Insurance Holdings, Inc. (the “Company”), the Company entered into Indemnification Agreements with each of Messrs. Callahan and Lewis on June 6, 2013. Pursuant to the indemnification agreements, and subject to the exceptions and limitations provided therein, the Company will indemnify and hold harmless each of Messrs. Callahan and Lewis to the fullest extent permitted by law against any and all liabilities and expenses in connection with any proceeding to which he was, is or becomes a party arising out of his services as an officer, director, employee, agent or fiduciary of the Company or its subsidiaries. The foregoing description is qualified in its entirety by reference to the text of the form of Indemnification Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

The Company also entered into a Director Services Agreement with each of Messrs. Callahan and Lewis on June 6, 2013, pursuant to which each will receive an annual fee of $85,000 for services rendered as a director of the Company. The foregoing description is qualified in its entirety by the text of the Director Services Agreements with Messrs. Callahan and Lewis, which are filed as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

ITEM 5.02	Compensatory Arrangements of Certain Officers.

(e) As noted in Item 5.07 below, at the Annual Meeting of Shareholders of the Company held on June 6, 2013, the shareholders approved an amendment to the Company’s Second Amended and Restated 2009 Omnibus Incentive Plan (the “Second Amended and Restated Plan”) to increase the total number of shares reserved for issuance under the Second Amended and Restated Plan by 3,000,000 shares, from 7,200,000 shares to 10,200,000 shares (the “Amendment”). The material terms of the Second Amended and Restated Plan, as amended, are described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 24, 2013 in the section entitled “Approval of Amendment to Second Amended and Restated 2009 Omnibus Incentive Plan (Proposal 2)”, which description is filed herewith as Exhibit 99.1 and incorporated herein by reference. The foregoing description of the Second Amended and Restated Plan, as amended, is qualified in its entirety by reference to the texts of the Second Amended and Restated Plan and the Amendment, which are filed as Exhibits 10.4 and 10.5, respectively, and are incorporated herein by reference.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Shareholders held on June 6, 2013, the Company’s shareholders voted on four proposals, the final voting results of which are provided below.

Proposal No. 1: Election of Directors. The following individuals were elected to the Company’s Board of Directors by the holders of the Company’s common stock, Series M Preferred Stock and Series A Preferred Stock, voting together as one class:

Name	For	Withheld	Broker Non-Votes
Scott P. Callahan	23,169,973	1,024,757	11,457,673
Sean P. Downes	23,124,989	1,069,741	11,457,673
Darryl L. Lewis	23,158,455	1,036,275	11,457,673
Michael A. Pietrangelo	19,618,734	4,575,996	11,457,673
Ozzie A. Schindler	23,134,169	1,060,561	11,457,673
Reed J. Slogoff	19,576,562	4,618,168	11,457,673
Jon W. Springer	23,164,585	1,030,145	11,457,673
Joel M. Wilentz	19,578,745	4,615,985	11,457,673

Proposal No. 2: The Amendment was approved.

For:	17,544,377
Against:	6,575,635
Abstain:	74,758
Broker Non-Votes:	11,457,673

Proposal No. 3: The proposal to approve the material terms for the performance goals for performance bonuses in the employment agreements of the Company’s President and Chief Executive Officer, the Company’s Senior Vice President and Chief Operating Officer, and the Company’s Chief Administrative Officer was approved.

For:	19,029,052
Against:	5,045,825
Abstain:	119,853
Broker Non-Votes:	11,457,673

Proposal No. 4: The proposal to ratify the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved.

For:	34,556,714
Against:	422,291
Abstain:	687,548
Broker Non-Votes:	0

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1 Form of Indemnification Agreement (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 15, 2012).

10.2 Director Services Agreement, dated June 6, 2013, by and between the Company and Scott P. Callahan.

10.3 Director Services Agreement, dated June 6, 2013, by and between the Company and Darryl L. Lewis.

10.4 Second Amended and Restated 2009 Omnibus Incentive Plan (incorporated by reference to the Company’s Registration Statement on Form S-8 (File No. 333-181994) deemed effective on June 8, 2012).

10.5 Amendment to Second Amended and Restated 2009 Omnibus Incentive Plan (incorporated by reference to the Company’s Registration Statement on Form S-8 (File No. 333-189122) deemed effective on June 6, 2013).

99.1 The section entitled “Approval of Amendment to Second Amended and Restated 2009 Omnibus Incentive Plan (Proposal 2)” starting at page 36 of the Company’s Definitive Proxy Statement on Schedule 14A dated April 24, 2013 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 6, 2013	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ George R. De Heer George R. De Heer Chief Financial Officer